UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 4, 2005

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

1401 Dove Street, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2005, the Board of Directors of Impac Mortgage Holdings, Inc. (the “Company”) approved the appointment of Gretchen Verdugo, an Executive Vice President of the Company, as Executive Vice President, Chief Accounting Officer of the Company. Pursuant to the terms of her employment, which are effective retroactively as of February 1, 2005, Ms. Verdugo has been appointed for a term of three years with a base salary of $250,000 per year and she is eligible to receive an incentive bonus of up to 120% of her base salary. The incentive bonus, which is based upon mutually agreed upon goals/objectives, is to be paid within 30 days of each calendar quarter and 50% of the incentive bonus will be paid based upon the Company attaining its business plan and 50% of the incentive bonus will be based upon individual management objectives. The quarterly bonus will have a percentage completion based upon each goal or objective. Ms. Verdugo is also eligible to receive stock options under the Company’s approved stock option plan. If Ms. Verdugo is terminated without cause and under certain conditions if Ms. Verdugo terminates the agreement, she will receive 12 months of her base salary and bonus incentive along with health benefits to be paid out proportionally over a 12 month period, and her options will continue to vest for 12 months.

On March 4, 2005, the Company entered into a new lease for its business and corporate facilities with Scholle Jamboree Property Development I LLC. The lease is for a term of 10 years and commences on the date the premises are ready or the date the Company commences business operations on the premises. The Company has two options to extend the term for five-year periods for each option. The premises are to be located at 19500 Jamboree Road, Newport Beach, California and are anticipated to be completed during 2006. The premises will consist of a seven-story building containing approximately 200,000 square feet with an initial annual rental rate of $31.80 per square foot, which amount increases every 30 months. The Company has options for additional space in the complex. The Company anticipates moving its entire Orange County offices to this facility.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 8, 2005, the Board of Directors of the Company approved the appointment of Gretchen Verdugo, 40, an Executive Vice President of the Company, as Executive Vice President, Chief Accounting Officer, which appointment was previously announced on February 28, 2005. The terms of Ms. Verdugo’s employment as Chief Accounting Officer are described above in Item 1.01 and are incorporated herein by reference.

Gretchen Verdugo was Executive Vice President of Impac Warehouse Lending Group, Inc., the Company’s warehouse lending operations and subsidiary, since November 2000. From August 1997 to November 2000, Ms. Verdugo served as the Senior Vice President and Chief Accounting Officer of Impac Funding Corporation, the Company’s mortgage operations. From November 1996 to August 1997, Ms. Verdugo was a Senior Manager at KPMG LLP. There have been no transactions between Ms. Verdugo and the Company or any of its subsidiaries that is required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Ms. Verdugo and any of the directors or executive officers of IMH.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: March 8, 2005

	By:	/s/ Ronald M. Morrison
	Name:	Ronald M. Morrison
	Title:	General Counsel and Executive Vice President

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